Exhibit 10.4
CERTAIN OF THE SCHEDULES AND ATTACHMENTS TO THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO REGULATION S-K, ITEM 601(A)(5). THE REGISTRANT HEREBY UNDERTAKES TO PROVIDE FURTHER INFORMATION REGARDING SUCH OMITTED MATERIALS TO THE COMMISSION UPON REQUEST.
IN ACCORDANCE WITH ITEM 601(A)(6) OF REGULATION S-K, CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT CONTAINS PERSONALLY IDENTIFIABLE INFORMATION. [###] INDICATES THAT INFORMATION HAS BEEN REDACTED

CLASS B UNIT AWARD AGREEMENT
This CLASS B UNIT AWARD AGREEMENT (this “Agreement”), dated as of [ ò ] (the “Grant Date”), is entered into among Miramar Management Aggregator, LLC, a Delaware limited liability company (the “Company”), Miramar Holdco, LLC, a Delaware limited liability company (“Holdco”) and the individual named on the signature page hereto as “Participant” (the “Participant”). Capitalized terms used but not defined herein shall have the meaning set forth in the Company LLC Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, effective as of the Grant Date, Holdco hereby issues Class B Units of Holdco to the Company, with the number of such Class B Units of Holdco set forth on the signature page hereto (which shall be considered Downstairs Class B Units for purposes of the Company LLC Agreement);
WHEREAS, the Participant provides services to or for the benefit of the Company and its subsidiaries;
WHEREAS, the Company desires to issue to the Participant, and the Participant wishes to receive from the Company, corresponding Class B Units of the Company (the “Award”), subject to the terms and conditions of this Agreement and the Company LLC Agreement (which shall be considered Upstairs Class B Units for purposes of the Company LLC Agreement);
WHEREAS, it is intended that the Class B Units qualify as “profits interests” in the Company, as further described herein; and
WHEREAS, in accordance with Section 2(b) of this Agreement, the Participant will become a party to that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 5, 2025 (as it may be amended, restated or modified from time to time, the “Company LLC Agreement”) with respect to the Class B Units held by the Participant.
NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:
1.Definitions. As used in this Agreement, the following terms have the meanings set forth below:
“Agreement” shall have the meaning ascribed to such term in the preamble hereto.
“Award” shall have the meaning ascribed to such term in the recitals hereto.
“Board” shall have the meaning set forth in the Holdco LLC Agreement; provided that the Board may delegate its rights and duties hereunder to a designated delegate, in which case any references to the Board herein shall include such delegate.

“Cash MOIC Determination Date” means (a) the date of any cash distribution to the CVC Members or receipt of cash in exchange for, or in respect of, their Investment in accordance with the Holdco LLC Agreement and (b) an Initial Public Offering.
“Change of Control” shall have the meaning set forth in the Holdco LLC Agreement.
“Class B Units” shall mean the number of Class B Units of the Company listed on the signature page hereto, identified as Time-Vested Class B Units and Performance-Vested Class B Units, and granted to the Participant hereunder.
“Company” shall have the meaning ascribed to such term in the preamble hereto.
“Company LLC Agreement” shall have the meaning ascribed to such term in the recitals hereto.
“CVC IRR” means the cumulative internal rate of return by the CVC Members on the Investment as calculated from and after December 5, 2025 (and, with respect to any returns received from any Transfers, as calculated from the date such returns were received), compounded annually and on the basis of the actual days elapsed in a year consisting of 365 days, calculated using X-IRR function of Microsoft Excel or a similar function, as determined by the Board in its good faith reasonable discretion with reference to CVC Members’ calculations for its internal and reporting purposes. For the avoidance of doubt, CVC IRR shall not include (i) any payments made by the Company or any of its Affiliates or subsidiaries to any CVC Member in respect of indemnification, management or expense fees or reimbursements, (ii) tax distributions received by any CVC Member pursuant to Section 7.02 of the Holdco LLC Agreement, or (iii) any other fees, costs, expenses, discounts, commissions, reimbursements or similar deductions that are, in each case, payable to a third party in connection with the CVC Members’ receipt of proceeds.
“CVC Members” shall have the meaning set forth in the Holdco LLC Agreement.
“CVC MOIC” means (a) in the event of a Cash MOIC Determination Date, the aggregate cash-on-cash return to the CVC Members in respect of their Investment on such Cash MOIC Determination Date, (b) in the event of a Change of Control, the aggregate cash-on-cash return to the CVC Members in respect of their Investment on such Cash MOIC Determination Date (assuming any residual investment held by the CVC Members were sold for cash at its fair value) or (c), in the event of a Post-IPO MOIC Determination Date, the implied return to the CVC Members in respect of their Investment as of such Post-IPO MOIC Determination Date (assuming any residual investment held by the CVC Members were sold for cash at its fair value), in each case of (a), (b) and (c) as determined by the Board in its good faith reasonable discretion. For the avoidance of doubt, CVC MOIC shall not include (i) any payments made by the Company or any of its Affiliates or subsidiaries to any CVC Member in respect of indemnification, management or expense fees or reimbursements, (ii) tax distributions received by any CVC Member pursuant to Section 7.02 of the Holdco LLC Agreement, or (iii) any other fees, costs, expenses, discounts, commissions, reimbursements or similar deductions that are, in each case, payable to a third party in connection with the CVC Members’ receipt of proceeds.
“Determination Date” shall mean, as applicable, a Change of Control, a Cash MOIC Determination Date or a Post-IPO MOIC Determination Date.
“Grant Date” shall have the meaning ascribed to such term in the preamble hereto.
“Holdco” shall have the meaning ascribed to such term in the preamble hereto.

“Holdco LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Holdco.
“Investment” means its total direct or indirect investment by the CVC Members in equity securities of Holdco, as determined by the Board.
“Participant” shall have the meaning ascribed to such term in the preamble hereto.
“Participation Threshold” shall have the meaning set forth in the Company LLC Agreement; provided that the Participation Threshold may, in addition to any adjustment permitted by the terms of the Company LLC Agreement or this Agreement, be subject to customary adjustment, as determined by the Board in its discretion, including, without limitation, in the event of (i) future issuances of partnership interests to investors or rollover executives in connection with any bolt-on transactions or (ii) to reflect any extraordinary events (but may be increased only to the extent necessary to ensure continued treatment as a “profits interest” for federal income tax purposes).
“Performance-Vested Class B Units” shall have the meaning ascribed to such term in Section 2(a) of this Agreement.
“Post-IPO MOIC Determination Date” means, in the event of an Initial Public Offering prior to December 5, 2030, the earlier of (a) December 5, 2030 or (b) the date the share price of the IPO Corporation achieves a share price (based on any closing trading day share price) as of the Post-IPO MOIC Determination Date that implies a total CVC MOIC of at least 3.5x.
“Time-Vested Class B Units” shall have the meaning ascribed to such term in Section 2(a) of this Agreement.
“Vesting Commencement Date” shall mean the Vesting Commencement Date listed on the signature page hereto or, if no such Vesting Commencement Date is so listed, the Grant Date.
“Vesting Date” shall have the meaning ascribed to such term in Section 3(a)(i) of this Agreement.
2.Award of Units.
(a)The Class B Units (and the corresponding Downstairs Class B Units) subject to the Award shall be Unvested Class B Units when granted hereunder. The Participation Threshold of the Class B Units (and the corresponding Downstairs Class B Units) subject to the Award shall be the “Participation Threshold” set forth on the signature page hereto. As identified on the signature page hereto, one third (1/3) of the Class B Units (and the corresponding Downstairs Class B Units) shall vest based upon the passage of time and other conditions described below (the “Time-Vested Class B Units”) and two thirds (2/3) of the Class B Units (and the corresponding Downstairs Class B Units) shall vest based upon the achievement of the performance targets and other conditions described in Section 3(b) (the “Performance-Vested Class B Units”).
(b)The issuance of the Award shall occur on the Grant Date subject to the execution and delivery by the Participant to the Company of a signature page to the Company LLC Agreement or a joinder thereto in the form attached hereto as Exhibit A on or prior to the Grant Date. Upon the issuance of the Award to the Participant, and the execution and delivery by the Participant to the Company of a signature page to the Company LLC Agreement or a joinder thereto in the form attached hereto as Exhibit A, the Participant shall become a Class B Member of the Company and a Management Member and shall be fully bound by, and subject to, all of the agreements, terms and conditions contained therein, including those applicable to Class B Members and Management Members.
(c)Within 30 days of the Grant Date, the Participant will make an effective election under Section 83(b) of the Code in the form attached hereto as Exhibit B and will deliver a copy of such Section 83(b) election to the Company.
(d)In connection with the execution and delivery of this Agreement, the Participant will complete and return to the Company the Accredited Investor Qualification Certification in the form attached hereto as Exhibit C.
3.Vesting.
(a)The Class B Units shall vest, and become “Vested Class B Units” for purposes of the Company LLC Agreement, as follows:
(i)(A) Twenty percent (20%) of the Time-Vested Class B Units shall vest on each of the first five anniversaries of the Vesting Commencement Date (each, a “Vesting Date”), subject to the Participant having been a Service Provider at all times from the Grant Date through each such Vesting Date. Notwithstanding anything herein to the contrary, upon the consummation of a Change of Control, all unvested Time-Vested Class B Units shall immediately become vested in full, so long as the Participant has been a Service Provider at all times from the Grant Date through the date of consummation of such Change of Control.
(ii)As of any Determination Date, a portion of the Performance-Vested Class B Units will be eligible to vest based on achievement of CVC MOIC and CVC IRR hurdles as set forth below; provided that the Participant has been a Service Provider at all times from the Grant Date through the applicable Determination Date.

CVC MOIC	CVC IRR	Cumulative Performance-Vested Class B Units to vest on a Determination Date
Less than 1.75x	12%	0%
3.5x or greater	12%	100%
If the CVC MOIC is determined to fall between the hurdles set forth above, the number of vested Performance-Vested Class B Units will be determined by means of linear interpolation. For the avoidance of doubt, (x) if the CVC MOIC is less than 1.75x, no Performance-Vested Class B Units will vest, (y) if the CVC MOIC is equal to or greater than 3.5x, all Performance-Vested Class B Units will vest (and in no event shall more than 100% of the Performance-Vested Class B Units be eligible to vest) and (z) vesting of the Performance-Vested Class B Units shall take into account any previous vesting on an earlier Determination Date. Any Performance-Vested Class B Units that have not vested as of or in connection with (A) a Change of Control or (B) a Post-IPO MOIC Determination Date will be forfeited without payment therefore, unless otherwise determined by the Board. For the avoidance of doubt, no Performance-Vested Class B Units shall vest unless the CVC IRR is equal to or greater than 12%.
Notwithstanding the foregoing, the vesting computations of the Performance-Vested Class B Units will be made on a pro forma basis so that if the CVC MOIC and/or the CVC IRR hurdle is achieved, but, after taking into account the impact of the vesting and payout of all Class B Units and any other equity-based incentive awards (including any cash bonuses granted in lieu of equity-based incentive awards and valued by reference to the equity of the Company or Holdco), the CVC MOIC and/or the CVC IRR hurdle, as applicable, is no longer achieved, then such vesting will not take effect. All determinations regarding achievement of the performance conditions applicable to the Performance-Vested Class B Units, including, without limitation, the CVC MOIC and CVC IRR calculations, shall be made by the Board in its good faith reasonable discretion.
(b)Upon an Initial Public Offering, Vested Class B Units will be eligible to participate in such Initial Public Offering in accordance with Section 10.01(b)(i) of the Holdco LLC Agreement, pro rata, as though the Vested Class B Units had the same rights as Class A Units of Holdco for purposes of Section 10.01(b)(i) of the Holdco LLC Agreement (but, for clarity, taking into account the applicable Participation Threshold with respect to such Class B Units). For the avoidance of doubt, if one or both of the requirements in Section 10.01(b)(i) of the Holdco LLC Agreement are not satisfied, the Vested Class B Units shall not be eligible to participate in the Initial Public Offering. For the avoidance of doubt, following an Initial Public Offering, Vested Class B Units will have the right to participate on a tag-along basis in any secondary sales by the CVC Members in accordance with the terms of the Company LLC Agreement and/or the Holdco LLC Agreement, as applicable.
(c)Only whole Class B Units shall vest. Any fraction of a Time-Vested Class B Unit that would vest based on the conditions set forth above will remain unvested until the first Vesting Date thereafter when such fractional Vested Class B Unit, together with all other fractional Vested Class B Units, equals a whole Vested Class B Unit, if any.
4.Termination of Employment or Service.
(a)If the Participant ceases to be a Service Provider for any reason other than termination of employment by the Company or its affiliate for any reason other than Cause (i) all Unvested Class B Units held by the Participant shall, automatically and without any action on the part of any person or entity, be forfeited, terminated and cancelled effective as of the termination date and (ii) all Vested Class B Units will remain outstanding, subject to the repurchase provisions specified in the Company LLC Agreement or the Holdco LLC Agreement, as applicable.
(b)If the Participant ceases to be a Service Provider due to termination of employment for Cause, all Class B Units subject to the Award, whether vested or unvested, shall, automatically and without any action on the part of any person or entity, be forfeited, terminated and cancelled effective as of the termination date.
5.Restrictive Covenants. In consideration for the good and valuable consideration received or to be received by the Participant, including, without limitation, the issuance of the Award hereunder, access to intellectual property and confidential information of the Company, Holdco and their respective Affiliates, and other payments and benefits the Participant has received or may receive from the Company, Holdco and their respective Affiliates, concurrently with the execution and delivery on the Grant Date, the Participant acknowledges and agrees that the Participant shall comply with the restrictive covenants attached hereto as Exhibit D.
6.Transfer; Tag-Along Rights; Drag-Along Rights. The Award, and any part thereof, may not be Transferred in any way by the Participant without prior written consent of the Board. The Award shall be subject to Article VIII of the Company LLC Agreement with respect to the transfer restrictions, “tag along” rights and “drag-along” rights.

7.No Guarantee of Tax Treatment. Each Class B Unit will be treated as a separate qualified “profits interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 (such interest, a “Profits Interest”). Notwithstanding anything to the contrary, distributions to the Participant pursuant to Section 7.02 of the Company LLC Agreement shall be limited to the extent necessary so that each Profits Interest of the Participant qualifies as a “profits interest” under Rev. Proc. 93-27, and this Agreement and the Company LLC Agreement shall be interpreted accordingly. In accordance with Rev. Proc. 2001-43, 2001-2 CB 191, the Company shall treat the Participant as the owner of the restricted Class B Units underlying this Agreement from the Grant Date, and shall file its IRS Form 1065, and issue appropriate Schedule K-1s to the Participant allocating to the Participant the Participant’s distributive share of all items of income, gain, loss, deduction and credit associated with such Profits Interest as if it were fully vested. The Participant agrees to take into account such distributive share in computing the Participant’s federal income tax liability for the entire period during which the Participant holds the Class B Units. The Company will not claim a deduction (as wages, compensation or otherwise) for the fair market value of the Profits Interest issued to the Participant, either at the time of grant or at the time the Class B Unit becomes substantially vested. The undertakings contained in the Company LLC Agreement with respect to the Class B Units shall be construed in accordance with Section 4 of Rev. Proc. 2001-43. The provisions of the Company LLC Agreement with respect to the Class B Units shall apply regardless of whether or not the Participant files an election pursuant to Section 83(b) of the Code as required pursuant to Section 2(c) and this Section 7 of this Agreement.
8.No Right to Employment or Service. Nothing in this Agreement shall confer upon the Participant any right to continue as a Service Provider or interfere in any way with the right of the Company or its subsidiaries, Affiliates or members, as the case may be, to terminate the Participant’s status as a Service Provider or to increase or decrease the Participant’s compensation at any time.
9.Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally recognized overnight courier, by email or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:
(a)if to the Company, at:
Miramar Management Aggregator, LLC
c/o CVC Advisors (U.S.) Inc.
767 Fifth Avenue, 14th Floor
New York, New York 10153

Attention:	[###]
[###]
[###]

Email:	[###]
[###]
[###]
with a copy, which shall not constitute notice, to:
Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020

Attention:	[###]
[###]
[###]

Email:	[###]
[###]
[###]
(b)if to the Participant, at the address most recently supplied to the Company and set forth in the Company’s records, with a copy to Participant’s attorney at such address as shall have been provided to the Company; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date received), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of email transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication is posted.

10.Accredited Investor; Rules 701. The Accredited Investor Qualification Certification in the form attached hereto as Exhibit C indicates whether or not the Participant is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect. In the case of a Participant that is a U.S. Person (as defined in Regulation S promulgated under the Securities Act), but that is not an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act, the Participant hereby represents and warrants that such Participant is an employee, consultant or advisor to the Company or an Affiliate and, if a consultant or advisor, is a natural person providing bona fide services to the Company or an Affiliate that are not in connection with a capital-raising transaction and does not promote or maintain a market for Class B Units or other securities of the Company. The Participant understands that Class B Units have not been registered under the Securities Act nor qualified under any state securities laws and that they are being offered and sold, based in part upon the Participant’s representations contained herein, pursuant to, and in reliance upon, an exemption from such registration or qualification provided by Section 4(a)(2) of, or Regulation D or Rule 701 promulgated under, the Securities Act or any other applicable exemption.
11.Participant’s Undertaking. The Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the provisions of this Agreement.
12.Compliance with Law. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company shall not be obligated to issue or transfer any Class B Units to the Participant hereunder, if the issuance or transfer of such Class B Units shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any good faith determination in connection therewith by the Board shall be final, binding and conclusive.
13.Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach. Any of the provisions of this Agreement may be waived only by an instrument in writing executed by the party or parties whose rights are being waived.
14. Administration; Interpretation. The administration of and any determinations with respect to the Award and any provision of this Agreement shall be made by the Board in good faith. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Board for review in good faith. The resolution of such a dispute by the Board shall be final and binding on the Company and Participant.
15.Amendment. The Board may waive any conditions or rights under, amend any terms of, or alter this Agreement at any time, provided that no such change, other than pursuant to the Company LLC Agreement, shall materially and adversely reduce the rights or benefits of the Participant without the Participant’s consent.
16.Governing Law; Waiver of Jury Trial.
(a)Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to principles of conflicts of laws). Each party irrevocably agrees that any legal action, suit or proceeding against them arising out of or in connection with this Agreement or the transactions contemplated by this Agreement or disputes relating hereto (whether for breach of contract, tortuous conduct or otherwise) shall be brought exclusively in the State of Delaware.
(b)Waiver of Jury Trial. Each party hereto irrevocably waives all rights to trial by jury in any legal action or proceeding (including counterclaims) relating to or arising out of or in connection with this Agreement or any of the transactions or relationships hereby contemplated or otherwise in connection with the enforcement of any rights or obligations hereunder.
17.Entire Agreement. This Agreement and the exhibits attached hereto, the Company LLC Agreement and the Holdco LLC Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto. Notwithstanding anything herein to the contrary, in the event of a conflict between any provision of the Company LLC Agreement and this Agreement, the Board shall determine how to reconcile such conflict in good faith.
18.Severability. In the event any one or more of the provisions of this Agreement should be held invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be automatically deemed amended, but only to the extent necessary to render such provision or provisions valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
19.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
20.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile, PDF and other electronic copies of the parties’ signatures shall have the same force and effect as original signatures.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MIRAMAR MANAGEMENT AGGREGATOR, LLC

By:
Name:
Title:

MIRAMAR HOLDCO, LLC

By:
Name:
Title:
Signature Page to Class B Unit Award Agreement

RECIPIENT

Name: [ ● ]

Vesting Commencement Date:

Participation Threshold: [ ● ]

Class B Units of Holdco: [ ● ]

Time-Vested Class B Units: [ ● ]

Performance-Vested Class B Units: [ ● ]
Signature Page to Class B Unit Award Agreement

Exhibit A
Joinder to Company LLC Agreement

Exhibit B
Section 83(b) Election

Exhibit C
Accredited Investor Qualification Certification

Exhibit D
Restrictive Covenant Agreement